Exhibit 10.5

Execution Version

NEW HOLDER ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS NEW HOLDER ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of December 15, 2025, is by and among Live Nation Entertainment, Inc., a Delaware corporation (“Live Nation”), Liberty Media Corporation, a Delaware corporation (“Liberty”), and Liberty Live Holdings, Inc., a Nevada corporation (“SplitCo”).

WHEREAS, Live Nation, Liberty, and certain other parties are parties to that certain Stockholder Agreement, dated as of February 10, 2009 (as, amended, the “Stockholder Agreement”) (capitalized terms used and not otherwise defined herein have the meanings given such terms in the Stockholder Agreement);

WHEREAS, Liberty has announced its intention to effect a split-off (the “Split-Off”) of SplitCo;

WHEREAS, as part of the Split-Off, each outstanding share of Liberty’s Series A Liberty Live common stock, par value $0.01 per share, Series B Liberty Live common stock, par value $0.01 per share, and Series C Liberty Live common stock, par value $0.01 per share, will be redeemed for one share of the corresponding series of New Liberty Live Group common stock of SplitCo, par value $0.01 per share (such redemption and exchange, the “Redemption”);

WHEREAS, in connection with the Split-Off, (i) on May 28, 2025, Liberty Transferred 10,488,960 shares of LN Common Stock to SplitCo, and, immediately thereafter, SplitCo Transferred such Equity Securities to its and Liberty’s Affiliate, LN Holdings 1, LLC, a Delaware limited liability company (“LN Holdings”), and in connection with such Transfers, Live Nation, Liberty, SplitCo and LN Holdings executed an Affiliate Assignment and Assumption Agreement pursuant to which Liberty assigned to SplitCo certain rights and obligations under the Stockholder Agreement and, after such assignment, SplitCo assigned to LN Holdings such rights and obligations under the Stockholder Agreement and (ii) on the date of the Redemption, but in any event prior to the Redemption, Liberty will Transfer 50,185,694 shares of LN Common Stock to SplitCo and will simultaneously contribute its ownership interest in LMC LYV, LLC, a Delaware limited liability company (“LMC LYV”), which holds 8,970,379 shares of LN Common Stock (collectively, the shares of LN Common Stock contemplated by this clause (ii), the “Transferred Equity Securities”), to SplitCo such that LMC LYV will be a wholly owned subsidiary of SplitCo (the “Second Contribution”);

WHEREAS, following the Split-Off, SplitCo will own all the Equity Securities of Live Nation previously Beneficially Owned by Liberty; and

WHEREAS, the Split-Off constitutes an Excluded Affiliate Transfer and a Qualified Block Transfer pursuant to the Stockholder Agreement and in connection therewith, the parties hereto desire to enter into this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

Liberty hereby certifies that this Agreement is being entered into in connection with an Excluded Affiliate Transfer to SplitCo of Equity Securities (the “Transaction”) in accordance with the applicable terms of the Stockholder Agreement.

SplitCo hereby certifies that, after giving effect to the Transaction, SplitCo’s Ownership Percentage of the Equity Securities of Live Nation satisfies the requirement in clause (i) of the definition of “Qualified Block Transferee” of the Stockholder Agreement.

1.            Transfer. Liberty hereby assigns, transfers and conveys to SplitCo, effective as of the Second Contribution (the “Effective Transfer Time”), all of Liberty’s rights and benefits (the “Benefits”) that are specified in or arise under the Stockholder Agreement including, without limitation, Liberty’s rights specified in or arising pursuant to Section 2 of the Stockholder Agreement.

2.            Assignment and Assumption. Subject to Section 4, (a) SplitCo hereby, accepts the foregoing assignment and assumes the liabilities and obligations of Liberty that are specified in, or from and after the date hereof arise under, the Stockholder Agreement (the “Obligations”), and hereby agrees to be bound by the Stockholder Agreement and to perform the Obligations as if SplitCo were an original signatory to the Stockholder Agreement, in each case, effective as of the Effective Transfer Time, (b) Live Nation hereby represents and warrants that the duly adopted resolution adopted by the Board of Directors of Live Nation pursuant to Section 3(a)(i) of the Stockholders Agreement has not been amended, modified or rescinded as of the Effective Transfer Time, (c) the parties hereto acknowledge and agree that Liberty will not have any liability for any breach from and after the Redemption by SplitCo of any of the Obligations, and (d) Liberty acknowledges (x) that from and after the Redemption it shall not be entitled to any of the Benefits and (y) that it shall remain bound by, and subject to, the provisions set forth in the Stockholder Agreement relating to the Applicable Percentage thereafter applicable to Liberty.

3.            Acknowledgment. The parties acknowledge and agree that each of LN Holdings and LMC LYV hold Equity Securities as of the date hereof and constitute “Liberty Parties” for purposes of the Stockholder Agreement.

4.            Release. Effective as of the Effective Transfer Time, (a) Live Nation hereby releases Liberty (but, for the avoidance of doubt, not SplitCo) from any obligations and liabilities under the Stockholder Agreement arising after the Effective Transfer Time relating to SplitCo’s performance after the Effective Transfer Time of the Obligations, and (b) Liberty (but, for the avoidance of doubt, not SplitCo) hereby releases Live Nation from any obligations with respect to the performance after the Effective Transfer Time of its obligations under the Stockholder Agreement, in each case, solely with respect to the Transferred Equity Securities. The foregoing releases will not affect in any way any liability or obligation of any party to the Stockholder Agreement for any breach of the Stockholder Agreement occurring on or prior to the Effective Transfer Time.

5.            Counterparts; Governing Law. This Agreement may be executed in counterparts. This Agreement shall be governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written and this Agreement shall be effective as of such date.

LIBERTY MEDIA CORPORATION, a Delaware corporation

By:	/s/ Renee L. Wilm
Name:	Renee L. Wilm
Title:	Chief Legal Officer and Chief Administrative Officer

LIBERTY LIVE HOLDINGS, INC., a Nevada corporation

By:	/s/ Brittany A. Uthoff
Name:	Brittany A. Uthoff
Title:	Vice President and Assistant Secretary

Signature Page to New Holder Assignment and Assumption Agreement

ACCEPTED AND AGREED BY:

LIVE NATION ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ Michael Rowles
	Name:	Michael Rowles
	Title:	Executive Vice President and General Counsel

Signature Page to New Holder Assignment and Assumption Agreement